File Number 6191-041-7                                              Exhibit A-5








                                State of Illinois
                                    Office of
                             The Secretary of State

     Whereas,           ARTICLES OF INCORPORATION OF
                     CENTRAL ILLINOIS GENERATION, INC.
         INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1 A.D. 1984.


          Now Therefore, I, Jesse White, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

               In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 15th day of November A.D. 2001 and of the Independence of the United States the two hundred and 26th.

         SEAL

                                       /s/ Bessie White
                                       Secretary of State

1.       CORPORATE NAME:               Central Illinois Generation, Inc.

2.       Initial Registered Agent:     Craig Stensland
         Initial Registered Office:    300 Liberty Street
                                       Peoria, IL  Peoria (County)  61602

3.       Purpose or purposes for which the corporation is organized:

         The transaction of any and all lawful business for which corporations may be incorporated under the Illinois Business Corporations Act of 1983 (as amended).

4.       Paragraph 1:  Authorized Shares, Issued Shares and Consideration
         Received:

         Class    Par Value         Number of Shares          Number of Shares          Consideration to be
                  Per Share         Authorized                Proposed to be Issued     Received Therefor
         -----    ---------         ------------------        ---------------------     -----------------


         Common    $ None           10,000                     1,000                     $1,000.00

                                                                       TOTAL    =        $1,000.00

         Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

                  None.

5.       OPTIONAL:  (a)  Number of directors constituting the initial board of directors of the corporation:

                    (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

6.       OPTIONAL:  (a)  It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:

                    (b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:

                    (c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:

                    (d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:

7.       OPTIONAL:  OTHER PROVISIONS


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


8.                       NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

         The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated November 14, 2001

         Signature and Name                    Address

         /s/Angela C. Raines                   One IBM Plaza
            Angela C. Raines                   Chicago, IL  60611




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